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                                                                    EXHIBIT 99.1

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

     The undersigned consents to the reference to the undersigned in the UroQuest Registration Statement on Form S-1 as a person named in the Registration Statement as about to become a director of UroQuest Medical Corporation.

                                          /s/  TOM E. BRANDT

                                          --------------------------------------
                                                        Tom Brandt

Dated: June 28, 1996

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